As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM S‑8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

____________________________________

CADIZ INC.

(Exact name of registrant as specified in its charter)

____________________________________

Delaware	77-0313235
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

550 S. Hope Street, Suite 2850

Los Angeles, California 90071

(Address of principal executive offices)

____________________________________

Cadiz Inc. 2019 Equity Incentive Plan

(Full title of the plans)

____________________________________

SCOTT S. SLATER

Chief Executive Officer

Cadiz Inc.

550 S. Hope Street, Suite 2850

Los Angeles, California 90071

(Name and address of agent for service)

(213) 271-1600

(Telephone number, including area code, of agent for service)

____________________________________

Copies of communications to:

HOWARD J. UNTERBERGER, ESQ.

Law Office of Howard J. Unterberger

3337 Keeshen Drive

Los Angeles, California 90066

(310) 740‑7183

____________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed by Cadiz Inc. (the “Registrant”) for the purpose of registering an additional 1,500,000 shares of common stock, $0.01 par value per share (the “Common Stock”) that are issuable under the Cadiz Inc. 2019 Equity Incentive Plan (as amended, the "Plan").  These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same stock incentive plan is effective.  The Registrant previously registered shares of common stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2019 (File No. 333-233582).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1

Specimen form of stock certificate (previously filed as an exhibit to Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 1998 filed on November 13, 1998 and incorporated herein by reference)

4.2

Cadiz Inc. Certificate of Incorporation, as amended (previously filed as an exhibit to Registrant’s annual report on Form 10-K for the year ended December 31, 2021 filed on March 29, 2022 and incorporated herein by reference)

4.3

Amendment to Cadiz Inc. Certificate of Incorporation dated July 12, 2022 (previously filed as an exhibit to Registrant’s current report on Form 8-K dated July 12, 2022 filed on July 18, 2022 and incorporated herein by reference)

4.4

Cadiz Inc. Bylaws, as amended (previously filed as an exhibit to Registrant’s annual report on Form 10-K for the year ended December 31, 2021 filed on March 29, 2022 and incorporated herein by reference)

4.5

Amendment to the Bylaws of Cadiz Inc. effective July 12, 2022 (previously filed as an exhibit to Registrant’s current report on Form 8-K dated July 12, 2022 filed on July 18, 2022 and incorporated herein by reference)

5.1	Opinion of Legal Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Legal Counsel (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1

2019 Cadiz Inc. Equity Incentive Plan, as amended (previously filed as Annex 2 to the Registrant’s definitive Proxy Statement (file number 001-40579) filed with the Commission on May 26, 2022 and incorporated herein by reference).

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 3rd day of August 2022.

CADIZ INC.

By:	/s/ Scott S. Slater
Scott S. Slater
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Scott S. Slater and Stanley Speer, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Scott S. Slater Scott S. Slater	Chief Executive Officer, President and Director (Principal Executive Officer)	August 3, 2022
/s/ Stanley Speer Stanley Speer	Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2022
/s/ Susan P. Kennedy Susan P. Kennedy	Chair of the Board of Directors	August 3, 2022
/s/ Keith Brackpool Keith Brackpool	Director	August 3, 2022
/s/ Stephen E. Courter Stephen E. Courter	Director	August 3, 2022
/s/ Maria Echaveste Maria Echaveste	Director	August 3, 2022
/s//Geoffrey Grant Geoffrey Grant	Director	August 3, 2022
/s/ Winston H. Hickox Winston H. Hickox	Director	August 3, 2022
/s/ Kenneth T. Lombard Kenneth T. Lombard	Director	August 3, 2022
/s/ Richard Polanco Richard Polanco	Director	August 3, 2022
/s/ Carolyn Webb de Macias Carolyn Webb de Macias	Director	August 3, 2022